Exhibit 3.2.A

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          JCP&L TRANSITION FUNDING LLC

        This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of JCP&L Transition Funding LLC, a Delaware limited liability company (the "Company"), dated as of February 24, 2000, is entered into by JCP&L Transition, Inc., a Delaware corporation, as the sole member (the "Member"). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.
                               ----------

        The Member, by execution of this Agreement, (i) hereby organizes the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Sections 18-101, et seq.), as
                                          ------                   -- ---
amended from time to time (the "Act"), and (ii) hereby agrees as follows:

        1. Name.
           ----

        The name of the limited liability company heretofore formed hereby is JCP&L Transition Funding LLC.

        2. Principal Business Office.
           -------------------------

        The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

        3. Registered Office.
           -----------------

        The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

        4. Registered Agent.
           ----------------

        The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

        5. Member.
           ------

        The name and the mailing address of the Member are set forth on Schedule B attached hereto.

        6. Certificates.
           ------------

        Bernard J. Kelley, as an "authorized person" within the meaning of the Act, shall execute, deliver and file the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" shall cease, and the Member and the Managers thereupon shall become designated "authorized persons" and shall continue as designated "authorized persons" within the meaning of the Act. The Member or any Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New Jersey and in any other jurisdiction in which the Company may wish to conduct business.

        7. Purposes.
           --------

        The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

        8. Duration.
           --------

        The Company shall continue in existence until it is dissolved pursuant to Section 21 hereof.

        9. Powers.
           ------

        In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company, and the Member or any Manager, on behalf of the Company, acting individually or collectively, shall have the power and is hereby authorized:

         a. to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Company, (i) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the transition bonds of the Company, (ii) any prospectus or prospectus supplement thereto relating to the transition bonds of the Company required to be filed pursuant to the 1933 Act, and (iii) a Registration Statement on an appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the transition bonds of the Company under the Securities Exchange Act of 1934, as amended;

         b. to file and execute on behalf of the Company, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the transition bonds of the Company under the securities or "blue sky" laws of such jurisdictions as the Managers, on behalf of the Company, may deem necessary or desirable;

         c. to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the transition bonds of the Company;

         d. to execute, deliver and perform on behalf of the Company an underwriting or purchase agreement with one or more underwriters or purchasers relating to the offering of the transition bonds of the Company; and

         e. to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

         f. to employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

         g. to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions or other instruments to withdraw all or part of funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit;, obtain access to the Company safety deposit box or boxes, and generally sign such forms on behalf of the Company as may be required to conduct the banking activities of the company; and

         h. to do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

        10. Management.
            ----------

         a. Board of Managers. The business and affairs of the Company shall be
            -----------------
managed by or under the direction of a Board comprised of one or more Managers to be elected, designated or appointed by the Member. The Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the entire Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion. The initial number of Managers shall be three. The names and mailing addresses of the persons designated as initial Managers are set forth in Schedule C attached
                                                            ----------
hereto. Each Manager elected, designated or appointed by the Member shall hold office until his or her successor is elected and qualified or until such Manager's earlier death, resignation or removal. As a condition and qualification to serving as a Manager, each Manager shall execute and deliver to the Company the Management Agreement set forth in Schedule D attached hereto.
                                                  ----------

         b. Powers. The Board shall have the power to do any and all acts
            ------
necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.

         c. Meeting of the Board of Managers. The Board of Managers of the
            --------------------------------
Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than 24 hours' notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

         d. Quorum; Acts of the Board. At all meetings of the Board, a majority
            -------------------------
of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         e. Electronic Communications. Members of the Board, or any committee
            -------------------------
designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

         f. Committees of Managers.
            ----------------------

               (i) The Board may designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

               (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

               (iii) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         g. Compensation of Managers; Expenses. The Managers shall not be
            ----------------------------------
compensated for their services hereunder. No Manager is precluded from serving the Company in any other capacity and receiving compensation therefor.

         h. Removal of Managers. Unless otherwise restricted by law, any Manager
            -------------------
or the entire Board of Managers may be removed, with or without cause, by the Member, and, any vacancy caused by any such removal may be filled by action of the Member.

         i. Managers as Agents. To the extent of their powers set forth in this
            ------------------
Agreement, the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. However, except as provided in this Agreement, no Manager shall have the authority to bind the Company in his or her individual capacity. Any and all actions of the Board must be taken at a duly authorized meeting of the Board or upon unanimous written consent of the Board.

        11. Duties of Managers.
            ------------------

        Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.

        12. Officers.
            --------

               a. Officers. The initial Officers of the Company are listed on
                  --------
Schedule E attached hereto. Except for the initial Officers, the Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Managers may also choose one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each Officer shall hold office until his or her successor is elected and qualified or until such officer's earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Company. In addition, the Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. Any initial Officer or any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

               b. President. The President shall be the chief executive officer
                  ---------
of the Company, shall preside at all meetings of the Member, if any, and the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this

Agreement to be otherwise signed and executed; (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11c.

               c. Vice President. In the absence of the President or in the
                  --------------
event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               d. Secretary and Assistant Secretary. The Secretary shall be
                  ---------------------------------
responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Member, if any, and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for special and standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               e. Treasurer and Assistant Treasurer. The Treasurer shall have
                  ---------------------------------
the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               f. Officers as Agents. The Officers, to the extent of their
                  ------------------
powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and, the actions of the Officers taken in accordance with such powers shall bind the Company.

               g. Duties of Officers. Except as provided in this Agreement, in
                  ------------------
exercising their rights and performing their duties under this Agreement, the Officers shall have a fiduciary duty of loyalty and care similar to that of officers of a business corporation organized under the General Corporation Law of the State of Delaware.

        13. Limited Liability.
            -----------------

        Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or Manager of the Company.

        14. Capital Contributions.
            ---------------------

        The Member shall be deemed admitted as the Member of the Company effective as of the date of this Agreement. The Member shall contribute the amount of cash to the Company listed on Schedule B attached hereto.

        15. Additional Contributions.
            ------------------------

        The Member is not required to make any additional capital contribution to the Company. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this
                                                     ----------
Agreement. The provisions of this Agreement, including this Section 15, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall have no duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

        16. Allocation of Profits and Losses.
            --------------------------------

        The Company's profits and losses shall be allocated to the Member.

        17. Distributions.
            -------------

        Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

        18. Books and Records.
            -----------------

        The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

        19. Exculpation and Indemnification.
            -------------------------------

               a. No Member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct.

               b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's willful misconduct with respect to such acts or omissions; provide,
                                                                    -------
however, that any indemnity under this Section 19 shall be provided out of and
-------
to the extent of Company assets only, and no Member shall have personal liability on account thereof.

               c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

               d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

               e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

               f. The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

        20. Assignments.
            -----------

        The Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers any or all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

        21. Dissolution.
            -----------

               a. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

               b. The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

               c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

        22. Waiver of Partition; Nature of Interest.
            ---------------------------------------

        Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that it might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Member in the Company is personal property.

        23. Benefits of Agreement; No Third-Party Rights.
            --------------------------------------------

        None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

        24. Other Business.
            --------------

        The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

        25. Severability of Provisions.
            --------------------------

        Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

        26. Entire Agreement.
            ----------------

        This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

        27. Governing Law.
            -------------

        This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflicts of law principles), all rights and remedies being governed by said laws.

        28. Amendments.
            ----------

        This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

        29. Counterparts.
            ------------

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

        30. Notices.
            -------

        Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at
   ----------
such other address as may be designated by written notice to the other party.


                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

                               JCP&L TRANSITION, INC
                               as sole member


                               By: /s/ Terrance G. Howson
                                   -----------------------------------------
                                   Name: Terrance G. Howson
                                   Title: Vice President and Treasurer

                                   SCHEDULE A

                                   DEFINITIONS

A. Definitions
   -----------

        When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

        "Act" has the meaning set forth in the preamble to this Agreement.
         ---

        "Affiliate" means, with respect to any Person, any other Person directly
         ---------
or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

        "Agreement" means this Limited Liability Company Agreement of the
         ---------
Company, together with the schedules attached hereto, as amended, restated or supplemented form time to time.

        "Board" or "Board of Managers" means the Board of Managers of the
         -----      -----------------
Company.

        "Certificate of Formation" means the Certificate of Formation of the
         ------------------------
Company to be filed with the Secretary of State of the State of Delaware on February 24, 2000, as amended or amended and restated from time to time.

        "Control" means the possession, directly or indirectly, or the power to
         -------
direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

        "Management Agreement" means the agreement of the Managers in the form
         --------------------
attached hereto as Schedule D. The Management Agreement shall be deemed to be
                   ----------
and constitute part of this Agreement.

        "Managers" means the Managers elected to the Board of Managers from time
         --------
to time by the Member. A Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

        "Member" means the Member and includes any Person admitted as an
         ------
additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

        "Officer" means an officer of the Company described in Section 11.
         -------

        "Person" means any individual, corporation, partnership, joint venture,
         ------
limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

B. Rules of Construction
   ---------------------

        Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member
                                     ------

----------------------- ------------------------- -------------- -----------
                                                   Agreed Value
                                                    of Capital    Percentage
Name                     Mailing Address           Contribution    Interest

----------------------- ------------------------- -------------- -----------
JCP&L Transition, Inc.  c/o GPU Service, Inc.        $1,000           100%
                        310 Madison Avenue
                        Morristown, New Jersey
                        07962
----------------------- ------------------------- -------------- -----------

                                   SCHEDULE C

                                    Managers
                                    --------

Name                                  Address
----                                  -------

T. G. Howson                          c/o GPU Service, Inc.
                                      310 Madison Avenue
                                      Morristown, New Jersey 07962

S. H. Somich                          c/o GPU Service, Inc.
                                      310 Madison Avenue
                                      Morristown, New Jersey 07962

M. E. Gramlich                        c/o GPU Service, Inc.
                                      310 Madison Avenue
                                      Morristown, New Jersey 07962

                                   SCHEDULE D

                              Management Agreement
                              --------------------



February __, 2000



JCP&L Transition Funding LLC
c/o GPU Service, Inc.
310 Madison Avenue
Morristown, New Jersey 07962


          Re:   Management Agreement
                JCP&L Transition Funding LLC


Ladies and Gentlemen:

        For good and valuable consideration, each of the undersigned persons, who have been designated as managers of JCP&L Transition Funding LLC, a Delaware limited liability company (the "Company"), in accordance with the Limited Liability Company Agreement of the Company, dated as of February 24, 2000, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

1. Each of the undersigned accepts such person's rights and authority as a Manager (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Manager is designated or until such person's resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

2. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.


                                             /s/ T.G. Howson
                                             ---------------------------------
                                             Name: T. G. Howson


                                             /s/ S.H. Somich
                                             ---------------------------------
                                             Name: S. H. Somich


                                             /s/ M.E. Gramlich
                                             ---------------------------------
                                             Name: M. E. Gramlich

                                   SCHEDULE E

                                    Officers
                                    --------


Name                                               Title
----                                               -----

R. L. Wise                                  President

T. G. Howson                                Vice President and Treasurer

S. H. Somich                                Assistant Treasurer

S. L. Guibord                               Secretary

M. E. Gramlich                              Assistant Secretary

S. K. Cepeda                                Assistant Secretary